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                                                                    EXHIBIT 3.85

                            ARTICLES OF INCORPORATION

                                       FOR

                            U-HAUL CO. OF IOWA, INC.

                               AN IOWA CORPORATION

(1)  The name of the corporation is: U-Haul Co. of Iowa, Inc.

(2) The number of shares the corporation is authorized to issue is 5,000 with a par value of $10.00 per share.

(3) The address of the registered office is 2222 Grand Avenue, Des Moines, Iowa 50312, and the name is C. T. Corporation System.

(4) The name and address of the incorporator is: John A. Lorentz, 2721 N. Central Ave. Phx. Az.

(5) The name and address of the sole director is: John A. Lorentz, 2721 N. Central Ave. Phx. Az.

(6) The purpose for which the corporation is organized is the rental of trucks and trailers.

DATED: October 18, 1990

                                   BY: /s/ John A. Lorentz
                                       -----------------------------------------
                                           John A. Lorentz, Incorporator

STATE OF ARIZONA

COUNTY OF MARICOPA

On this 18th day of October, 1990, before me, the undersigned, a notary public in and for said county in said State, personally appeared John A. Lorentz to me known to be the person named in and who executed the foregoing articles of incorporation, and acknowledged that he executed the same as his voluntary act & deed.

                                  /s/ [ILLEGIBLE]
                                  ----------------------------------------------
                                      Notary Public in and for said County

     (NOTARIAL SEAL)

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                         CONSENT TO USE OF SIMILAR NAME

     The undersigned corporation hereby consents to the use of a similar name:

     1. The name of the consenting corporation is: U-Haul Co. of Minnesota, a Minnesota corporation, and U-Haul Co. of Nebraska, a Nebraska corporation, both are qualified to do business in the State of Iowa.

     2. The name of the corporation to which this Consent is being given and which is about to be organized under the laws of the State of Iowa is:

                            U-HAUL CO. OF IOWA, INC.

     IN WITNESS WHEREOF, this corporation has caused this Consent to be executed this October 18, 1990.

                                    U-Haul Co. of Minnesota
                                    U-Haul Co. of Nebraska

                                    By: /s/ John A. Lorentz
                                        ----------------------------------------
                                    John A. Lorentz, Assistant Secretary

STATE OF ARIZONA

COUNTY OF MARICOFA

     Before me, a Notary Public, personally appeared John A. Lorentz, known to me to be the person who executed and attested the foregoing instrument respectively, and acknowledged that he executed and attested the same for the purposes therein contained and that the statements are truly set forth.

     In Witness Whereof,I have hereunto set my hand and official seal this 18th day of October, 1990.

                                                /s/ [ILLEGIBLE]
                                    --------------------------------------------
                                                   NOTARY PUBLIC

     (NOTARIAL SEAL)